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                                                                      Exhibit 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 33-48128, No. 33-53327 and No. 33-61339) and Form S-8 (No. 2-74004, No. 33-36339, No. 33-
43918, No. 33-51817, No. 33-51821, No. 33-60037, and No. 33-61703) of E. I. du
Pont de Nemours and Company of our report dated February 15, 1996 appearing on page 33 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP



Thirty South Seventeenth Street
Philadelphia, Pennsylvania 19103
March 20, 1996